EXHIBIT 10.67
SIXTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT
THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of December 9, 2008, between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), and YPI 180 N. LASALLE OWNER, LLC, a Delaware limited liability company (“Buyer”).
WITNESSETH:
WHEREAS, Seller and Buyer (as assignee of Younan Properties, Inc.) entered into that certain Purchase and Sale Agreement dated as of August 12, 2008 (the “Original Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 29, 2008 (the “First Amendment”), that certain Second Amendment to Purchase and Sale Agreement dated as of September 3, 2008 (the “Second Amendment”), that certain Third Amendment to Purchase and Sale Agreement dated as of September 30, 2008 (the “Third Amendment”), that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 15, 2008 (the “Fourth Amendment”), and that certain Fifth Amendment to Purchase and Sale Agreement dated as of November 20, 2008 (the “Fifth Amendment”; the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, is hereinafter referred to as the “Agreement”), relating to the purchase and sale of certain property commonly known as 180 North LaSalle Street, Chicago, Illinois, and more particularly described in the Agreement (the “Property”); and
WHEREAS, Seller and Buyer desire to further amend certain terms and conditions of the Agreement as set forth herein;
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Seller and Buyer hereby agree to amend and modify the Agreement as follows:
1. Capitalized Terms. All capitalized terms not separately defined in this Amendment bear the respective meanings given to such terms in the Agreement.
2. Extension of Scheduled Closing Date. The Scheduled Closing Date, as set forth in Section 1.1 of the Agreement, is hereby extended to (a) February 18, 2009, or (b) such earlier date as Buyer may select by providing Seller with written notice specifying the date on which Buyer seeks to close, provided that (i) such date shall be not less than fifteen (15) days after the date of such notice, (ii) the two (2)calendar days immediately preceding such date shall be Business Days, (iii) such date shall be reasonably acceptable to Seller, and (iv) in no event shall such date be later than February 18, 2009. Unless expressly stated to the contrary, all references in the Agreement to the Scheduled Closing Date shall be deemed to refer to the date set forth in the preceding sentence.

3. Extension Consideration. In consideration for the Seller’s agreement to further extend the Scheduled Closing Date, Buyer agrees to pay to Seller, or to any affiliate of Seller that Seller may designate by written notice to Buyer, an amount (the “Extension Payment”) equal to fifty percent (50%) of the amount of property management fees paid to any property manager retained by Buyer (whether or not such property manager is affiliated with Buyer) for property management services at the Property (but excluding any other fees such as construction management fees, leasing commissions, asset management fees and disposition and refinancing fees), at market rates of not less than 3% of gross revenues, for the period commencing on the Closing Date and continuing until the earlier of (i) the date Buyer sells the Property to a non-affiliated third party purchaser in a bona fide arms-length transaction, or (ii) two (2) calendar years after the Closing Date (the “Payment Period”). The Extension Payment shall be paid to Seller on a monthly basis at the same time that such property manager receives its fee for managing the Property and shall be prorated for any partial months within the Payment Period. Seller shall not have the right to record a memorandum of the agreements contained in this Section 3 against the Property. In the event Seller files any action or suit against Buyer or any successor owner of the Property to enforce Buyer’s obligations hereunder, Seller shall be entitled to recover its fees as provided in Section 18.3 of the Original Agreement. The obligations of Buyer under this Section 3 shall survive the Closing and the delivery of the Deed and shall not be subject to the limitations set forth in Section 13.3 of the Original Agreement unless the Closing fails to occur, in which case the limitations set forth in Section 13.3 of the Original Agreement shall apply.
4. Performics Vacancy Credit. The parties acknowledge that, notwithstanding anything to the contrary contained in the Agreement, including, without limitation, the Fifth Amendment, due to the extension of the Scheduled Closing Date beyond December 31, 2008, Buyer shall no longer be entitled to any credit at Closing in connection with lost rent relating to the Performics vacancy.
5. Full Force and Effect. Each party acknowledges that to its knowledge as of the date of this Amendment there are no defaults on the part of the other party which would entitle it to fail to close on the Scheduled Closing Date or to be entitled to a further adjustment of the Purchase Price. The Agreement, as supplemented and amended by this Amendment, remains in all respects in full force and effect. In the event of a conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall be controlling. Additionally, all references in the Agreement or this Amendment to the Agreement (including references to “herein” or “therein”) shall mean and refer to the Agreement as modified hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER:	YPI 180 N. LaSalle Owner, LLC, a Delaware limited liability company

	By:	[s] Zaya S. Younan

Name: Zaya S. Younan
Title: President

SELLER:	180 N. LASALLE II, L.L.C., a Delaware limited liability company

	By:	180 N. LaSalle Holdings, L.L.C., a Delaware limited liability company, its sole member

		By:	PGRT Equity II LLC, a Delaware limited liability company, its administrative member

			By:	Prime Group Realty, L.P., a Delaware limited partnership, its sole member

				By:	Prime Group Realty Trust, a Maryland real estate investment trust, its sole general partner

By:	[s] Jeffrey A. Patterson Name: Jeffrey A. Patterson
Title: President and CEO

JOINDER
Younan Properties, Inc. hereby joins in the execution of this Sixth Amendment to Purchase and Sale Agreement to acknowledge its agreement with the provisions thereof.
Dated: December 9, 2008

YOUNAN PROPERTIES, INC., a California corporation

By:	[s] Zaya S. Younan
Name: Zaya S. Younan
Title: President

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